     Confidential Treatment
Exhibit 10.25
PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.
LEXINGTON INSURANCE COMPANY
Administrative Offices: 100 Summer Street, Boston, Massachusetts 02110-2103
(hereinafter called the Company)
EPL STAFF SELECT
(Employment Practices Liability Insurance Policy)

POLICY NO: 7448348	RENEWAL OF: NEW
DECLARATIONS

ITEM 1:	NAMED INSURED:	STRATEGIC OUTSOURCING, INC.

	MAILING ADDRESS:	5260 PARKWAY PLAZA BLVD.
#140
		CHARLOTTE			NC 28217

ITEM 2:	POLICY PERIOD:	From:	01/01/07	To:	01/01/08
			(Inception Date)		(Termination Date)
(12:01 A.M. standard time at the address stated in Item 1)

ITEM 3:	LIMITS OF INSURANCE AND RETENTION:

	A.	Each Insured Event Limit:	$1,000,000

		PEO Each Client Company Sublimit:	$5,000,000

		Temporary Help Firm Each Client Company Sublimit:	$N/A

	B.	Total Policy Period Limit:	$10,000,000

	C.	Deductible	$SEE ENDT

ITEM 4:	PREMIUM:		$ [___]

/s/ Shawn E. Kelly
Authorized Representative OR
Countersignature (in states where applicable)

Cmepl-SS
LX9517 (08/02)	INSURED’S COPY

FORMS SCHEDULE

Named Insured:	STRATEGIC OUTSOURCING, INC.

Policy No.: 7448348		Effective Date:	01/01/2007

Form Number	Edition Date	Endorsement Number	Title

LX9517	08/02		EPL STAFF SELECT

LEX-CM-EPLIT	03/02		EMPLOYMENT PRACTICES LIAB TEXT

LX9883	11/05	001	COVERAGE TERRITORY LIMITATION

LX9520	06/02	002	EPL STAFF SELECT CLIENT PEO

LEXCME077	03/86	003	MINIMUM EARNED PREMIUM

LX9492	12/01	004	SELF INSURED RETENTION END

		005	WRONGFUL BUSINESS ENV.

		006	AMENDATORY ENDORSEMENT

		007	EXTENDED REPORTING PERIOD

		008	PREMIUM INSTALLMENT ENDT

DOC018(Ed. 12/87)
LX0295	INSURED’S COPY

POLICYHOLDER NOTICE
Thank you for purchasing insurance from a member company of American International Group, Inc. (AIG). The AIG member companies generally pay compensation to brokers and independent agents, and may have paid compensation in connection with your policy. You can review and obtain information about the nature and range of compensation paid by AIG member companies to brokers and independent agents in the United States by visiting our website at www.aigproducercompensation.com or by calling AIG at 1-800-706-3102.

91222 (7/06)
INSURED’S COPY

LEXINGTON INSURANCE COMPANY
ANY REFERENCE IN THE POLICY FORM TO CONTACT IN WRITING THE COMPANY’S CLAIM OR LEGAL DEPARTMENTS SHOULD USE THE ADDRESSES PROVIDED BELOW.
Attn: Claim Department
Lexington Insurance Company
100 Summer Street
Boston, Massachusetts 02110-2103
Attn: Legal Department
Lexington Insurance Company
100 Summer Street
Boston, Massachusetts 02110-2103
INSURED’S COPY

LEXINGTON INSURANCE COMPANY
EMPLOYMENT PRACTICES LIABILITY INSURANCE POLICY
CLAIMS-MADE
I.	PREAMBLE

THIS IS A CLAIMS-MADE POLICY IN WHICH COSTS OF DEFENSE ARE INCLUDED WITHIN AND SUBJECT TO THE LIMITS OF INSURANCE. READ THIS POLICY CAREFULLY.

Throughout this policy, unless the context otherwise requires, the words you and your refer to the Named Insured as identified in the Declarations and any other person qualifying as an Insured under Section III of this policy (WHO IS AN INSURED). The words we, us and our refer to Lexington Insurance Company

Words appearing in boldface type in this policy shall have the meaning as defined in the DEFINITIONS section or elsewhere in this policy.

This policy covers employment related Wrongful Termination, Discrimination, Sexual Harassment and Workplace Torts liability, all subject to the terms, definitions, conditions, limitations, exclusions and other provisions set forth in this policy.

This policy has been issued by us in reliance upon the statements made to us by you or your authorized representative in your application for this policy, which application is attached to and forms a part of this policy.

II.	INSURING AGREEMENT
A.	INDEMNITY
1.	Subject to all of the terms, limitations, conditions, definitions, exclusions and other provisions of this policy, we will pay all Loss Amounts that the Insured is legally obligated to pay because of an Insured Event to which this insurance applies. The amount we will pay is limited as described in item 3 of the Declarations and in the Sections of this policy dealing with LIMITS OF INSURANCE, DEFENSE, DEDUCTIBLE and OTHER INSURANCE.

2.	This policy applies only if:
a.	Claim because of an Insured Event is first made against any Insured during the Policy Period as set forth in Item 2 of the Declarations, and

b.	the Insured Event out of which the Claim arises does not happen or commence prior to the Inception Date of the first Employment Practices Liability Policy issued by us to the Named Insured, or after the Policy Period has ended.
3.	We have the right to investigate and settle up to the applicable Limits of Insurance any Claim in the manner and to the extent we, in our sole discretion, deem proper. Upon receipt by us of notice of circumstances which are likely to give rise to a Claim, we also have the right (but not the duty) to investigate and make such a settlement even before a Claim is made.
B.	DEFENSE
1.	We have the right and duty to defend any Claim because of an Insured Event to which this insurance applies made or brought against any Insured(s). We have the

LEX-CM-EPLIT (Ed. 03/02)
LX0557
INSURED’S COPY

right to select defense counsel with the consent of the Insured, which consent shall not be unreasonably withheld.
2.	a.	Our duty to defend any Claim ends when the Limits of Insurance applicable to that Insured Event (Item 3A of the Declarations) or to the Policy Period (Item 3B of the Declarations) have been exhausted.

	b.	If the Policy Period Limit (Item 3B of the Declarations) is exhausted, we will notify the Named Insured of all outstanding Claims so that the Insured can assume control of the defense of all such Claims.

	c.	In the event of exhaustion of the per Insured Event Limit and/or the total Policy Period Limit (Items 3A and 3B of the Declarations, respectively,) so that a transfer of the control of the defense from us to you becomes appropriate, we agree to continue the defense of the Claim(s) during that reasonable period of time necessary for you to assume control of the defense. However, you agree that, by so doing, we do not waive or surrender any of our rights including the right to withdraw from the defense of such Claim(s). You also agree to promptly reimburse us for the expenses we incur in continuing to conduct the defense during the transition period from the time the applicable Limits of Insurance were exhausted until the time you have assumed such defense.

	d.	In the event that a claimant offers a settlement and we recommend that such settlement be accepted, but the Insured withholds consent to so settle and the Claim later results in a judgment or settlement in excess of the amount of the earlier settlement offer, then our liability shall be limited to the amount of such settlement offer. In such event, the Insured shall also reimburse us for all Defense Costs we paid subsequent to the date the Insured withheld its consent to settle.

	e.	The costs of defense are not in addition to but rather are included within and subject to the Limits of Insurance.
C.	OTHER BENEFITS
1.	Pre-judgment Interest

We shall pay the amount of pre-judgment interest imposed on a verdict. However, our obligation to pay pre-judgment interest shall not be in addition to the applicable Limits of Insurance but rather shall be within and subject to said Limits of Insurance.

2.	Post-judgment Interest

We shall pay the entire amount of post-judgment interest calculated upon the amount for which we are liable under this policy until such time as we have paid or tendered such amount.
III.	WHO IS AN INSURED
A.	Individual. If you are shown in the Declarations as an individual, you are insured only for the conduct of a business of which you are the sole owner.

B.	Corporation. If you are shown in the Declarations as a corporation or organization other than a partnership or joint venture, you, and any entity in which you own a 50.1% or greater interest at the time of Inception Date of this policy or which is identified in the

LEX-CM-EPLIT (Ed. 03/02)		2
LX0557
INSURED’S COPY

Declarations or by endorsement to this policy, are an Insured. Your officers and directors are Insureds, but only with respect to their duties as your officers or directors.

C.	Partnership or joint venture. If you are shown in the Declarations as a partnership or joint venture, you are an Insured. Your partners or joint venturers are also Insureds but only for the conduct of your business.

However, no person or organization is covered for the conduct of any current or past partnership or joint venture not named in the Declarations.

D.	Acquisitions. Any organization that you newly acquire or form during the Policy Period which at the time of acquisition or formation constitutes less than 20% of the overall total employee count of the Insured becomes an Insured when you own at least 50.1% of it, but no newly acquired or formed organization is covered for:
a)	any Loss Amount that results from an act or incident that happened or commenced before you acquired or formed it,

b)	any Loss Amount covered under other insurance.
Any newly acquired or formed organization which at the time of acquisition or formation constitutes 20% or more of the overall total employee count of the Insured becomes an Insured when you own at least 50.1% of it, but no newly acquired or formed organization is covered for
a)	any Loss Amount that results from an act or incident that happened or commenced before you acquired or formed it,

b)	any Loss Amount covered under other insurance.

c)	more than ninety (90) days or the remainder of the Policy Period, whichever is less, unless the Named Insured gives us written acceptance of any special terms, conditions, exclusions, or additional premium charge we may require.
E.	Employees. Your Employees are Insureds but only for the conduct of your business within the scope of their employment. Your Employees’ status as Insureds will be determined as of the date of the alleged Discrimination, Sexual Harassment, Wrongful Termination or Workplace Torts.
IV.	EXCLUSIONS
A.	Workers’ Compensation. This policy does not cover any obligation under a workers’ compensation, disability benefits or unemployment compensation law, or any similar law.

B.	Liability Assumed by Contract. This policy does not cover any Loss Amount which the Insured is obligated to pay by reason of the assumption of another’s liability for an Insured Event in a contract or agreement.

This exclusion shall not apply to liability for damages because of an Insured Event that the Insured would have had even in the absence of such contract or agreement.

C.	Employee Retirement Income Security Act. This policy does not cover any liability imposed on the Insured under the Employee Retirement Income Security Act of 1974, Public Law 93-406, or any amendments thereto.

D.	Strikes and Lockouts. This policy does not cover any Loss Amount(s) or costs arising out of or associated with a lockout, strike, picket line, replacement or other similar actions

LEX-CM-EPLIT (Ed. 03/02)		3
LX0557
INSURED’S COPY

in connection with labor disputes or labor negotiations. This exclusion shall not apply to a Claim brought by an Employee(s) alleging Wrongful Termination or retaliation as a result of strike activity or union involvement.

E.	W.A.R.N. Act. This policy does not cover any liability arising out of the Workers’ Adjustment and Retraining Notification Act, Public Law 100-379 (1988), or any amendment thereto, or any similar federal, state or local law.

F.	This policy does not apply with respect to liability or costs incurred by any Insured to modify any building or property in order to make said building or property more accessible or accommodating to any disabled person.

G.	This policy does not apply, other than Defense Costs, to damages imposed as a result of the termination of an express contract of employment.

H.	Wage Claims. This policy does not cover any Claim brought against any Insured for failure to pay wages earned by an employee, including but not limited to any claim brought under the overtime compensation or minimum wage provisions of the Fair Labor Standards Act, 29 U.S.C. 201 et seq., or any state or local law governing the payment of overtime compensation or minimum wage. This exclusion does not apply to any claim brought pursuant to the Equal Pay Act, 29 U.S.C. s. 206 (d).
V.	LIMITS OF INSURANCE
A.	Each Insured Event Limit.

The amount shown as the Each Insured Event Limit in Item 3A of the Declarations is the most we will pay for all Claims made or brought arising out of one Insured Event, regardless of the number of Claims made, claimants, or Insureds against whom such Claims are made.

B.	Total Policy Period Limit.

Subject to the Each Insured Event Limit, the amount shown as the Total Policy Period Limit in Item 3B of the Declarations is the most we will pay under this policy for all Claims made or brought during the Policy Period.
VI.	WHEN COVERAGE IS PROVIDED
A.	Subject to the other provisions of this policy, including those regarding Limited and Extended Reporting Periods, if applicable, this policy applies only to Claims first made against any Insured during the Policy Period.

B.	A Claim shall be considered to be made on the earlier of:
1.	the date any Insured receives a written notice of a Claim being made against any Insured seeking damages covered by this policy; or

2.	the date we make a settlement on account of an Insured Event but in advance of written Claim being made.
C.	All Claims arising out of one Insured Event shall be considered to be one Claim and shall be deemed to be made at the time the first of such Claims is made. If such Claims are made while this policy is in effect and also while predecessor or successor policies issued by us are in effect, all such Claims shall still be considered to have been made at the time the first of such Claims is made and only the policy in effect at that time shall apply to all such Claims.

LEX-CM-EPLIT (Ed. 03/02)		4
LX0557
INSURED’S COPY

VII.	DEFINITIONS
A.	Claim means a written demand or notice received by an Insured in which damages likely to be covered by this policy are alleged. Claim includes a civil action, an administrative proceeding, alternative dispute resolution proceeding, or an action brought by a person or entity acting on behalf of an Employee(s) of the Insured to which you must submit or to which you submit with our consent. Claim shall include a proceeding for injunctive or non-monetary relief. Claim shall not include labor or grievance arbitration subject to a collective bargaining agreement. A class action lawsuit is considered one Claim.

B.	Defense Costs means those reasonable and necessary expenses that result from the investigation, settlement, defense of a specific Claim, including attorney fees and expenses, the cost of legal, administrative, or alternative dispute resolution proceedings, the cost of appeal bonds, the cost of bonds to release property being used to secure a legal obligation (but only for bond amounts within the Limit of Insurance that applies: we have no obligation to furnish such bonds), all reasonable expenses that any Insured incurs at our request while helping us investigate or defend a Claim and, subject to Section II, C of this policy, all costs taxed against any Insured in a suit.

Salaries and expenses of any Insured’s Employees shall not be deemed to be covered Defense Costs.

Defense Costs are included within, and are not in addition to, the applicable Limits of Insurance and Retention.

C.	Discrimination means termination of an employment relationship or a demotion or a failure or refusal to hire or promote or otherwise to take any action against any individual with respect to his or her compensation, terms, conditions, privileges or opportunities of employment because of race, color, religion, age, sex, disability, pregnancy, national origin, sexual orientation or other protected category or characteristic established pursuant to any applicable United States federal, state, or local statute or ordinance.

D.	Employee means an individual whose labor or service is engaged by and directed by an Insured. This includes part-time, seasonal and temporary Employees as well as any individual employed in a supervisory, managerial or confidential position. Supervisory Employee means an officer or director of an Insured or any Employee of an Insured who has the authority to employ or terminate the employment of other Employees of an Insured. An individual who is leased to the Insured shall be an Employee, but only if the Insured provides indemnification to such leased individual in the same manner as is provided to the Insured’s Employees. Any other individual who is contracted to perform work for the Insured, or who is an independent contractor for the Insured shall also be an Employee, but only if the Insured provides indemnification to such individual in the same manner as that provided to the Insured’s Employees, and such individual is scheduled by written endorsement attached hereto.

E.	Insured Event means (1) your Employee or former Employee, or an applicant for employment with you, alleging Discrimination by an Insured, or (2) your Employee or former Employee alleging Sexual Harassment by an Insured, or (3) your former Employee alleging Wrongful Termination by an Insured, (4) your Employee or former Employee or an applicant for employment with you alleging Workplace Torts by an Insured. Alleging means lodging an oral or written complaint or charge with your management or Supervisory Employee(s) or with your corporate legal or human resource departments.

F.	Loss Amount means all forms of compensatory damages, monetary damages, statutory damages, multiplied damages, punitive or exemplary damages, judgments, settlements,

LEX-CM-EPLIT (Ed. 03/02)		5
LX0557
INSURED’S COPY

statutory attorney fees, and Defense Costs arising out of Claim(s) alleging Discrimination, Sexual Harassment, Wrongful Termination or Workplace Torts .

It is agreed that the law of the jurisdiction most favorable to the insurability of punitive or exemplary damages shall control for the purpose of resolving any issue or dispute regarding whether these damages are insurable under this policy.

Loss Amount shall not include criminal fines or penalties.

Loss Amount also shall not include payment of insurance plan benefits claimed by or on behalf of any retired Employee, or that a claimant would have been entitled to as an Employee had the Insured provided the claimant with a continuation of insurance.

Loss Amount also shall not include amounts awarded pursuant to a labor or grievance arbitration pursuant to a collective bargaining agreement.

Loss Amount also shall not include vested and non-vested stock options, retirement benefits, severance pay, bonus, prerequisites, commissions, fringe benefits, vacation days or sick days.

G.	Policy Period means the period of time commencing with the Inception Date shown in Item 2 of the Declarations and the earlier of the termination date shown in Item 2 of the Declarations or the date on which this policy is terminated by cancellation by you or by us.

H.	Sexual Harassment means unwelcome sexual advances and/or requests for sexual favors and/or other verbal or physical conduct of a sexual nature that: (1) are made a condition of employment and/or (2) are used as a basis for employment decisions and/or (3) create a work environment that interferes with performance or creates an intimidating, hostile, or offensive work environment.

I.	Workplace Torts means retaliation, defamation, infliction of emotional distress, invasion of privacy, negligent evaluation, wrongful discipline, wrongful reference, failure to grant tenure, wrongful failure to employ or promote, or wrongful demotion.

J.	Wrongful Termination means termination of an employment relationship in a manner which is against the law and wrongful or in breach of an implied agreement to continue employment. Wrongful Termination shall include but shall not be limited to breach of an implied employment contract, retaliation, or the filing of a Claim under federal, state, local or foreign “whistleblower” laws.
VIII.	DEDUCTIBLE
A.	Deductible

Our obligation to pay under this policy applies only to the Loss Amount in excess of the deductible amount stated in Item 3C of the Declarations. The deductible shall apply separately to each Claim.

B.	The Named Insured shall reimburse us promptly for any amounts we have paid which are within the deductible amount.
IX.	LIMITED AND EXTENDED REPORTING PERIODS
A.	Limited Reporting Period means the sixty (60) day period starting with the end of the Policy Period. Any Claim which is first made during the Limited Reporting Period because of an Insured Event which happened or commenced after the inception date of

LEX-CM-EPLIT (Ed. 03/02)		6
LX0557
INSURED’S COPY

the first Employment Practices Liability Policy issued by us to the Named Insured because of an act or incident which happened or commenced prior to the end of the Policy Period shall be deemed to have been made on the last day of the Policy Period.

B.	When the Limited Reporting Period will apply. The Limited Reporting Period will apply only if this insurance is cancelled by us or not renewed by us for any reason other than your non-payment of a premium or deductible or non-compliance with the terms and conditions of this policy. An increase in premium or other changes in the terms and conditions of this coverage shall not constitute a non-renewal for the purpose of this provision. However, the Limited Reporting Period will not apply to Claims if other insurance you buy covers them or would cover them if its Limits of Insurance had not been exhausted.

C.	How to add an Extended Reporting Period. If the Limited Reporting Period applies, an Extended Reporting Period, starting at the end of the Limited Reporting Period, can be added by means of an Extended Reporting Period Endorsement and the payment of an additional premium. The Extended Reporting Period Endorsement attached to this policy sets forth the terms and conditions of the Extended Reporting Period.

Any Claim which is first made during the Extended Reporting Period because of an Insured Event which happened or commenced after the inception date of the first Employment Practices Liability Policy issued by us to the Named Insured because of an act or incident which happened or commenced prior to the end of the Policy Period shall be deemed to have been made on the last day of the Policy Period.

The Extended Reporting Period Endorsement will not be issued unless we receive a written request for it within sixty (60) days after the end of the Policy Period, nor will it take effect unless the additional premium is paid when due.

The additional premium for the Extended Reporting Period will be determined by Us pursuant to Our underwriting review and discretion.

D.	How the Limits of Insurance apply to the Limited and Extended Reporting Periods. The Limits of Insurance that remain at the end of the Policy Period after payment of all Loss Amounts and Defense Costs made on account of Claims made during the Policy Period are not reinstated, renewed or increased for Claims first made or brought during the Limited Reporting Period or the Extended Reporting Period. Any Claim first made or brought during the Limited Reporting Period or the Extended Reporting Period will be deemed to have been first made on the last day of the Policy Period which terminated immediately prior to the start of the Limited Reporting Period.
X.	CONDITIONS

It shall be a condition precedent to our obligations under this policy that the Insureds comply with all of the Conditions.
A.	DUTIES IN THE EVENT OF AN INCIDENT, CLAIM OR SUIT
1.	Notice of incident - You shall give us written notice as soon as practicable after an Insured becomes aware of any incident which is likely to give rise to a Claim covered by this policy. Such notice shall include as much detail as possible and shall include, to the extent possible:
a.	the identity of the person(s) alleging Discrimination, Wrongful Termination, Sexual Harassment or Workplace Torts;

LEX-CM-EPLIT (Ed. 03/02)		7
LX0557
INSURED’S COPY

b.	the identities of the Insured(s) who allegedly committed the Discrimination, Wrongful Termination, Sexual Harassment or Workplace Torts and any witnesses;

c.	the date the alleged incident took place; and

d.	any other information or documentation pertinent to the alleged incident.
Notice of such an incident likely to give rise to a Claim nevertheless does not constitute a Claim being made.

2.	If a Claim is made or suit is brought against any Insured you must:
a.	immediately record the specifics of the Claim and the date received; and

b.	notify us in writing as soon as practicable;

c.	immediately send us copies of any demands, notices, summonses or legal papers received in connection with the Claim;

d.	authorize us to obtain records and other information;

e.	cooperate with us in the investigation, settlement or defense of the Claim; and

f.	assist us, upon our request, in the enforcement of any right against any person or organization which may be liable to any Insured because of injury or damage to which this insurance may also apply.
3.	All notices hereunder of Claims, or of incidents which may reasonably be expected to give rise to a Claim being made against the Insured, shall be in writing to Lexington Insurance Company, 100 Summer Street, Boston, Massachusetts, 02110-2103; Attention: Supervisor of Professional Liability Claims.
B.	OTHER INSURANCE
1.	Primary Insurance-Unless expressly written to be excess over other applicable insurance, it is intended that this insurance be primary with respect to Wrongful Termination, Discrimination, Sexual Harassment and Workplace Torts.

2.	Excess insurance - When this insurance is specifically written to be excess of other insurance, we will have no duty to defend any Claim that any other insurer has a duty to defend until such time as the underlying insurance is exhausted by payment of Loss Amounts that would, in the absence of such primary policy, be recoverable under this policy. When this policy is excess, we will pay only that amount, in excess of the primary insurance, any deductible or self insured retention in connection with the primary insurance, and the deductible amount set forth in this policy.
C.	VOLUNTARY PAYMENTS

No Insured shall, except at the Insureds’ sole cost, make any payment, assume any obligation or incur any expense without our consent

D.	REPRESENTATIONS

By accepting this policy, you agree that:

LEX-CM-EPLIT (Ed. 03/02)		8
LX0557
INSURED’S COPY

1.	the statements in the Application and Declarations are accurate and complete;

2.	those statements are based upon representations you made to us;

3.	we have issued this policy in reliance upon your representations; and

4.	the representations made are binding on all Insureds.
E.	TRANSFER OF RIGHTS OF RECOVERY AGAINST OTHERS TO US

If any Insured has rights to recover all or part of any payment we have made under this policy, those rights are transferred to us. The Insured must do nothing after an Insured Event or a Claim to impair them. At our request, the Insured will transfer those rights to us and help us enforce them.

F.	BANKRUPTCY

The bankruptcy, insolvency or inability to pay of an Insured or of an Insured’s estate will not relieve us of our obligations under this policy. However, neither shall such bankruptcy, insolvency or inability to pay increase our liability with respect to the deductible, nor in any other way.

G.	CANCELLATION
1.	The Named Insured shown in the Declarations may cancel this policy by mailing or delivering to us advance written notice of cancellation.

2.	We may cancel this policy by mailing or delivering to the Named Insured written notice of cancellation at least:
a.	10 days before the effective time of cancellation if we cancel for nonpayment of premium; or

b.	30 days before the effective time of cancellation if we cancel for any other reason.
3.	We will mail or deliver our notice to the Named Insured’s last mailing address known to us.

4.	Notice of cancellation will state the effective time of cancellation. The Policy Period will end at that time.

5.	If this policy is cancelled, we will send the Named Insured any premium refund due in due course. If we cancel, the refund will be pro rata. If the Named Insured cancels, the refund will be on the customary short rate basis. The return or tender of a return premium shall not be a condition precedent to the cancellation becoming effective at the time stated in the cancellation notice.

6.	If notice is mailed, proof of mailing will be sufficient proof of notice.

7.	If any law controlling requires a longer period of notice by us, we will give the longer notice.
H.	CHANGES

This policy contains all the agreements between you and us concerning the insurance afforded. The Named Insured shown in the Declarations is authorized by all other Insureds to negotiate changes in the terms of this policy with us and to receive and give

LEX-CM-EPLIT (Ed. 03/02)		9
LX0557
INSURED’S COPY

all notices under this policy. This policy’s terms can be amended or waived only by endorsement issued by us and made part of the policy.

I.	PREMIUMS

The Named Insured shown in the Declarations:
1.	is responsible for the payment of all premiums; and

2.	will be the payee for any return premiums we pay.
J.	LEGAL ACTION AGAINST US
1.	No person or organization has a right under this policy:
a.	to join us as a party or otherwise bring us into a suit asking for damages from any Insured; or

b.	to sue us on this policy unless all of its terms have been fully complied with.
2.	A person or organization may sue us to recover on an agreed settlement or on a final judgment against the Insured obtained after an actual trial, but we will not be liable for any Loss Amount that is not payable under the terms of this policy or that is in excess of the applicable Limits of Insurance. An agreed settlement means a settlement and release of liability signed by us, the Insured and the claimant or the claimant’s legal representative.
K.	TAKEOVER OF INSURED

!n the event 51% or more of the controlling interest of any Insured is changed during the Policy Period, then this policy shall automatically terminate upon the completion of such change in control. From that point forward, such insurance as is afforded by this policy shall apply only to Claims which had first been made prior to that change in control.

L.	SERVICE OF SUIT

It is agreed that in the event of our failure to pay any amount claimed to be due hereunder, we, at the request of the Insured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this condition constitutes or should be understood to constitute a waiver of our rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process may be made upon Counsel, Legal Department, Lexington Insurance Company, 100 Summer Street, Boston, Massachusetts, 02110-2103, or his or her representative, and that in any suit instituted against us upon this policy, we will abide by the final decision of such court or of an appellate court in the event of any appeal.

Further, pursuant to any statute of any state, territory, or district of the United States which makes provision therefor, we hereby designate the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or his or her successor or successors in office as our true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of you or any beneficiary hereunder arising out of this contract of insurance, and hereby designate the Counsel, Legal Department, Lexington Insurance Company, 100 Summer

LEX-CM-EPLIT (Ed. 03/02)		10
LX0557
INSURED’S COPY

Street, Boston, Massachusetts 02110-2103, as the person to whom the said officer is authorized to mail such process or a true copy thereof.

M.	ARBITRATION

Notwithstanding the Service of Suit condition above, in the event of a disagreement as to the interpretation of this policy, it is mutually agreed that such dispute shall be submitted to binding arbitration before a panel of three (3) Arbitrators consisting of two (2) party-nominated (non-impartial) Arbitrators and a third (impartial) Arbitrator (hereinafter “umpire”) as the sole and exclusive remedy. The party desiring arbitration of a dispute shall notify the other party, said notice including the name, address and occupation of the Arbitrator nominated by the demanding party. The other party shall, within 30 days following receipt of the demand, notify in writing the demanding party of the name, address and occupation of the Arbitrator nominated by it. The two (2) Arbitrators so selected shall, within 30 days of the appointment of the second Arbitrator, select an umpire. If the Arbitrators are unable to agree upon an umpire, each Arbitrator shall submit to the other Arbitrator a list of three (3) proposed individuals, from which list each Arbitrator shall choose one (1) individual. The names of the two (2) individuals so chosen shall be subject to a draw, whereby the individual drawn shall serve as umpire.

The parties shall submit their cases to the panel by written and oral evidence at a hearing time and place selected by the umpire. Said hearings shall be held within 30 days of the selection of the umpire. The panel shall be relieved of ail judicial formality, shall not be obligated to adhere to the strict rules of law or of evidence, shall seek to enforce the intent of the parties hereto and may refer to, but are not limited to, relevant legal principles. The decision of at least two (2) of the three (3) pane! members shall be binding and final and not subject to appeal except for grounds of fraud and gross misconduct by the Arbitrators. The award will be issued within 30 days of the close of the hearings. Each party shall bear the expenses of its designated Arbitrator and shall jointly and equally share with the other the expense of the umpire and of the arbitration.

The arbitration proceeding shall take place in or in the vicinity of Boston, Massachusetts. The procedural rules applicable to this arbitration shall, except as provided otherwise herein, be in accordance with the Commercial Arbitration Rules of the American Arbitration Association.
IN WITNESS WHEREOF, the Company has caused this policy to be executed and attested, but this policy shall not be valid unless countersigned in the Declarations by one of its duly authorized representatives.

/s/ Elizabeth M. Tuck	/s/ [Signature illegible]

Secretary	Chairman of the Board and CEO

LEX-CM-EPLIT (Ed. 03/02)		11
LX0557
INSURED’S COPY

ENDORSEMENT # 001
This endorsement, effective 12:01 AM 01/01/2007
Forms a part of policy no.: 7448348
Issued to: STRATEGIC OUTSOURCING, INC.
By: LEXINGTON INSURANCE COMPANY
COVERAGE TERRITORY LIMITATION ENDORSEMENT
This endorsement modifies insurance provided by the policy:
If coverage for a claim or suit under this policy is in violation of any United States of America’s economic or trade sanctions, laws, or regulations, including, but not limited to, sanctions, laws, and regulations administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) then coverage for that claim or suit shall be null and void.
All other terms and conditions of the policy remain the same.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

LX9883 (11/05)

INSURED’S COPY

ENDORSEMENT # 002
This endorsement, effective 12:01 AM 01/01/2007
Forms a part of policy no.: 7448348
Issued to: STRATEGIC OUTSOURCING, INC.
By: LEXINGTON INSURANCE COMPANY
EPL Staff Select
Client Company Endorsement for
PEOs (Professional Employer Organizations)
In consideration of the premium charged it is understood and agreed that the Policy is amended as follows:
I.	Section III. WHO IS AN INSURED is amended to include the following:
F.	PEO Client Company. Your PEO (Professional Employer Organization) Client Company is an Insured for PEO Client Company Claim(s).
II.	Section IV. EXCLUSIONS is amended as follows:
The following exclusion is added:
I.	PEO Client Company Claim. This policy does not cover Loss Amounts that a PEO Client Company is legally obligated to pay because of a breach or severing of a Client Service Agreement .
The following exclusion is deleted in its entirety and replaced with the following:
B.	Contractual Liability. This policy does not cover any Loss Amounts which the Insured is obligated to pay by reason of the assumption of another’s liability for an Insured Event in a contract or agreement, provided, this exclusion shall not apply to a PEO Client Company Claim.
III.	Section V. LIMITS OF LIABILITY is amended by adding the following:
The amount shown in the Declarations as the PEO Each Client Company Sublimit is the most we will pay on behalf of each PEO Client Company for all PEO Client Company Claims, regardless of the number of claimants or Insureds against whom such PEO Client Company Claim(s) are made. The PEO Each Client Company Sublimit is contained within and limited by the Total Policy Period Limit and is not in addition to the Total Policy Period Limit.
IV.	Section VII. DEFINITIONS is amended to include the following:
K.	PEO Client Company means the worksite employer of your provided Worksite Employee who may have been a former employee of the worksite employer only. This worksite employer has a contractual agreement with you that defines the responsibilities of the worksite employer in the employer relationship, which includes supervision over the work product.

L.	PEO Client Company Claim means a Claim made by your provided Worksite Employee alleging an Insured Event against the Named Insured and/or a PEO Client Company. PEO Client Company Claim shall not include any Loss arising out of, based upon, or attributable to Temporary Help Employees.

LX9520 (06/02)	1

INSURED’S COPY

M.	Worksite Employee means a person who has been hired to work by you for purposes of servicing any PEO Client Company pursuant to a Client Service Agreement and who works subject to the Client Service Agreement for any PEO Firm Client Company.

N.	Client Service Agreement means a contractual agreement between you and a PEO Client Company pursuant to which you assume the legal and administrative responsibilities of a PEO Client Company for payroll, benefits, and other human resources functions on behalf of all or most of the PEO Client Company work force on an ongoing basis.

O.	Temporary Help Employee means a worker hired by you and provided to a Temporary Help Firm Client Company under an agreement with a Temporary Help Firm Client Company to meet, support or supplement the worksite employer’s workforce in work situations such as employee absences, temporary skill shortages, seasonal workloads, and special assignment or projects.
V. It is further understood and agreed that the coverage provided under this endorsement applies only if:
The claimant is a Worksite Employee of the Named Insured, a former Worksite Employee of the Named Insured or an applicant for employment as a Worksite Employee with the Named Insured; and
The Named Insured and/or a PEO Client Company are named in the PEO Client Company Claim and the PEO Client Company Claim alleges Discrimination, Sexual Harassment, Wrongful Termination or Workplace Torts against the Named Insured and/or the PEO Client Company; and
The PEO Client Company Claim is made during the Policy Period; and
The PEO Client Company against whom the PEO Client Company Claim is made has a Client Service Agreement in effect with the Named Insured when the PEO Client Company Claim is made; and
The Insured Event out of which the PEO Client Company Claim arises first happens or commences: 1) after the inception date of the Client Service Agreement, and 2) after the inception date of the first Employment Practices Liability policy issued by us to the Named Insured, and 3) prior to the expiration date of the policy.
All other terms and conditions shall remain unchanged.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

LX9520 (06/02)	2

INSURED’S COPY

ENDORSEMENT # 003
This endorsement, effective 12:01 AM 01/01/2007
Forms a part of policy no.: 7448348
Issued to: STRATEGIC OUTSOURCING, INC.
By: LEXINGTON INSURANCE COMPANY
MINIMUM EARNED PREMIUM
It is understood and agreed that in the event of cancellation of this policy by or at the direction of the In- sured, the Company shall retain a Minimum Earned Premium of $[___].
It is further agreed that the provision regarding cancellation by the Insured is amended to read:
“If the Insured cancels this policy, earned premium will be computed in accordance with the cus-tomary short-rate table and procedure, or the Minimum Earned Premium stated herein, whichever is greater”.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

LEXCME077 (Ed.03/86)
LX0082
INSURED’S COPY

ENDORSEMENT # 004
This endorsement, effective 12:01 AM 01/01/2007
Forms a part of policy no. 744838
Issued to: STRATEGIC OUTSOURCING, INC.
By: LEXINGTON INSURANCE COMPANY
SELF INSURED RETENTION ENDORSEMENT
IT IS UNDERSTOOD AND AGREED THAT
Section VIII A., Part A. Deductible is replaced by this Endorsement, and whenever referenced in this policy the word Deductible shall be replaced by the term Self Insured Retention.
The Company’s obligation under the coverages provided by this policy to pay Loss Amounts on behalf of the Insured apply only to Loss Amounts in excess of the Self-Insured Retention as stated in the Declarations and subject to the Limits of Insurance stated in the policy. The Insured however shall take no action or settlement which alone or together with Defense Costs will exceed the Self-Insured Retention without the consent of the Company.
The terms of this policy with respect to the Company’s rights and duties relative to investigation, settlement and duty to defend apply in excess of the application of the Insured’s Self-Insured Retention. Lexington retains the right to pre approve defense counsel selected to represent the Insured on any Claim and retains the exclusive right to select defense counsel to represent the Insured on any Claim which is a threatened, proposed or actual class action.
The Insured shall immediately notify the Company in writing of any incident, Claim , or suit to which this policy applies in which the reasonable estimated or actual value of the Loss Amounts exceeds 50% of the Self — Insured Retention, or when the Claim is in actual civil litigation, or when the Claim is brought by three or more Claimants.
Self-Insured Retention Amount:
$75,000 per Claim, including defense costs.
All other provisions of this policy remain the same.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

LX9492 (12/01)

INSURED’S COPY

ENDORSEMENT #005
This endorsement, effective 12:01 a.m. 01/01/2007
Forms a part of Policy No: 7448348
Issued to: STRATEGIC OUTSOURCING, INC.
Issued by: LEXINGTON INSURANCE COMPANY
Wrongful Business Environment Endorsement for the Alternative Staffing Industry
It is understood and agreed that subject to ail the terms, limitations, conditions, definitions, exclusions, and other provisions of this policy, we will pay all Loss Amounts that the Insured is legally obligated to pay because of a Claim alleging Wrongful Business Environment. The amount we will pay is included within and limited as described in item 3 of the Declarations dealing with LIMITS OF INSURANCE, DEFENSE, DEDUCTIBLE, AND OTHER INSURANCE.
A. This coverage only applies if the Claim alleging Wrongful Business Environment is first made against the Insured during the policy period as set forth in item 2 of the Declarations, and
B. The Claim alleging Wrongful Business Environment does not arise out of, is not based upon or attributable to Known Incidents which happened or commenced prior to the Inception Date of the policy period as set forth in item 2 of the Declarations.
Wrongful Business Environment is defined as allegations of direct, indirect, intentional, or unintentional Discrimination, Sexual Harassment or any other civil rights violations committed by an insured and brought by the Insured’s customer(s), client(s) or any other individual(s), class of individuals or group which results from exposure to the business environment of the Insured.
Known Incidents are defined as the lodging of an oral or written complaint or charge with your management or Supervisory Employee(s) or your Risk Management, Corporate Legal, or Human Resource Department alleging Wrongful Business Environment.
The coverage provided by this endorsement shall not include Claims made by, arising out of, based upon or attributable to any person who is or was subject to an Alternative Staffing Industry client service agreement, including but not limited to a Professional Employment Organization (PEO) client service agreement, an Administrative Service Organization (ASO) client service agreement, or a Temporary Help Placement services agreement.
All other provisions of this policy remain the same.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

INSURED’S COPY

ENDORSEMENT #006
This endorsement effective 12:01 AM: 01/01/2007
Forms a part of policy no.: 7448348
Issued To: STRATEGIC OUTSOURCING, INC.
By: LEXINGTON INSURANCE COMPANY
AMENDATORY ENDORSEMENT
IN CONSIDERATION OF THE PREMIUM CHARGED IT IS UNDERSTOOD AND AGREE THAT THE POLICY IS AMENDED AS FOLLOWS:
1) THE POLICY IS AMENDED AS FOLLOWS:
Section II. INSURING AGREEMENT Section B. Defense, paragraph 2. D. is deleted and replaced with the following:
In the event that a claimant offers a settlement and we recommend that such settlement be accepted, but the Insured withholds consent to so settle and the Claim later results in a judgement or settlement in excess of the amount of the earlier settlement offer, then the Insured shall be subject to a 20% coinsurance obligation with respect to all Loss Amounts in excess of the greater of 1) the Self Insured Retention or 2) the amount of such settlement offer and Defense Costs incurred to that time. The Loss Amounts we will pay is limited as described in item 3 of the Declarations and in the Sections of the policy dealing with LIMITS OF INSURANCE, DEFENSE, RETENTION and OTHER INSURANCE. This coverage modification applies to the Named Insured PEO only. There is no amendment to the policy as it relates to coverage that is afforded to any PEO Client Company.
2) THE POLICY IS AMENDED AS FOLLOWS:
Section II INSURING AGREEMENT Section A Indemnity, paragraph 3. is deleted and replaced with the following:
3.	We have the right to investigate and settle up to the applicable Limits of Insurance any Claim in the manner and to the extent we, in our sole discretion, deem proper, subject to the provisions outlined in Section II B. Defense, paragraph 2.D as amended in item 1) of this endorsement. Upon receipt by us of notice of circumstances which are likely to give rise to a Claim, we also have the right (but not the duty) to investigate and make such a settlement even before a Claim is made.
INSURED’S COPY

This coverage modification applies to the Named Insured PEO only. There is no amendment to the policy as it relates to coverage that is afforded to any PEO Client Company.
3) THE POLICY IS AMENDED AS FOLLOWS:
Section IV. EXCLUSIONS, paragraph C. Employee Retirement Income Security Act is deleted and replaced in its entirety with the following:
C. Employee Retirement Income Security Act. This policy does not cover any liability imposed on the Insured under the Employee Retirement Income Security Act of 1974, Public Law 93-406, or any amendments thereto. Not withstanding the preceding statement, a Claim made by an employee(s) against the Insured alleging Wrongful Termination, Discrimination or retaliation in violation of Section 510 of the Employee Retirement Income Security Act shall be covered, however we will not pay as Loss Amounts the benefits, pensions, insurance or other rights sought by an employee(s) under such Benefit Plan.
4) THE POLICY IS AMENDED AS FOLLOWS:
Section IV. EXCLUSIONS E. is deleted and replaced in its entirety with the following:
E. W.A.R.N. Act. This policy does not cover any liability arising out of the Workers’ Adjustment and Retraining Notification Act, Public Law 100-379 (1998), or any amendment thereto, or any similar law. Not withstanding the preceding statement, We will pay Defense Costs for Claims of injunctive relief seeking the enforcement of the Workers’ Adjustment and Retraining Notification Act, Public Law 100-379 (1998), or any amendment thereto, or any similar law, however We will not pay indemnity amounts or any Loss Amounts other than Defense Costs arising out of the Workers’ Adjustment and Retraining Notification Act, Public Law 100-379 (1998), or any amendment thereto, or any similar law. This coverage modification applies to the Named Insured PEO only. There is no amendment to the policy as it relates to coverage that is afforded to any PEO Client Company.
5) THE POLICY IS AMENDED AS FOLLOWS:
Section VII. DEFINITIONS A. is deleted and replaced with the following:
A.	Claim means a written demand or notice received by an Insured in which damages likely to be covered by this policy are alleged. Claim includes a civil action, an administrative proceeding, a criminal proceeding, alternative dispute resolution proceeding, or an action brought by a person or entity acting on behalf of an Employee(s) of the Insured to which you must submit or to which you submit with our consent. Claim shall include a proceeding for injunctive or non-monetary relief. Claim shall not include labor or grievance arbitration subject to a collective bargaining agreement. A class action lawsuit is considered one Claim. This coverage modification applies to the Named Insured PEO only.
INSURED’S COPY

There is no amendment to the policy as it relates to coverage that is afforded to any PEO Client Company.
6) THE POLICY IS AMENDED AS FOLLOWS:
Section IV. EXCLUSIONS A. is deleted and replaced in its entirety with the following:
A. Workers’ Compensation. This policy does not coverage any obligation under a workers’ compensation, disability benefits, or unemployment compensation law, or any similar law. Not withstanding the preceding statement, a Claim made by an employee(s) against the Insured alleging Wrongful Termination, Discrimination or retaliation arising out of the filing of a workers’ compensation claim against the Insured shall be covered, however, We will not pay as Loss Amounts any obligation under a worker’s compensation, disability benefits, or unemployment compensation law, or any similar law.
7) THE POLICY IS AMENDED AS FOLLOWS:
Section X. CONDITIONS, Item ML ARBITRATION, is deleted in its entirety.
8) THE POLICY IS AMENDED AS FOLLOWS:
Section VII. H. is deleted and replaced by the following:
H. Sexual Harassment means unwelcome sexual advances and/or requests for sexual favors and/or other verbal or physical contact of a sexual or non-sexual nature that: (1) are made a condition of employment and/or (2) are used as a basis for employment decisions and /or (3) create a work environment that interferes with performance of creates an intimidating, hostile, or offensive work environment, including same sex sexual harassment.
All other provisions of this policy remain the same.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

INSURED’S COPY

ENDORSEMENT #007
This endorsement, effective 12:01 a.m. 01/01/2007
Forms a part of Policy No: 7448348
Issued to: STRATEGIC OUTSOURCING, INC.
Issued by: LEXINGTON INSURANCE COMPANY
EXTENDED REPORTING PERIOD ENDORSEMENT
It is hereby understood and agreed that Section IX. C. is deleted in it’s entirety and replaced with the following:
C.	How to add an Extended Reporting Period. If the Limited Reporting Period applies, an Extended Reporting Period, starting at the end of the Limited Reporting Period, can be added by means of an Extended Reporting Period Endorsement and the payment of an additional premium. The Extended Reporting Period Endorsement attached to this policy sets forth the terms and conditions of the Extended Reporting Period.

Any Claim which is first made during the Extended Reporting Period because of an Insured Event which happened or commenced after the inception date of the first Employment Practices Liability Policy issued by us to the Named Insured because of an act or incident which happened or commenced prior to the end of the Policy Period shall be deemed to have been made on the last day of the Policy Period.

The Extended Reporting Period Endorsement will not be issued unless we receive a written request for it within sixty (60) days after the end of the Policy Period, nor will it take effect unless the additional premium is paid when due.

The additional premium for the Extended Reporting Period will be no more than 100% of the annual premium of the policy for a period of 12 months.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

INSURED’S COPY

ENDORSEMENT #008
This endorsement, effective 12:01 AM; 01/01/2007
Forms a part of policy no.: 7448348
Issued to: STRATEGIC OUTSOURCING, INC.
By: LEXINGTON INSURANCE COMPANY
PREMIUM INSTALLMENT ENDORSEMENT
It is hereby understood and agreed that the premium for this policy is payable as follows:

Due Date	Amount Due
02/01/2007	[___]
04/01/2007	[___]
07/01/2007	[___]
10/01/2007	[___]
Total Due:	$[___]
All other terms and conditions of this policy remain unchanged.

/s/ [Signature illegible]
Authorized Representative OR
Countersignature (In states where applicable)

LEXDOC021
LX0404\
INSURED’S COPY